EXHIBIT 99.2

Global Net Lease, Inc.
Supplemental Information

Quarter ended September 30, 2022 (unaudited)

Global Net Lease, Inc.
Supplemental Information
Quarter ended September 30, 2022 (Unaudited)

Forward-looking Statements:
This supplemental package of Global Net Lease, Inc. (the “Company”) includes “forward-looking statements.” These forward-looking statements involve risks and uncertainties that could cause actual results or events to be materially different. The words “anticipates,” “believes,” “expects,” “estimates,” “projects,” “plans,” “intends,” “may,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are subject to a number of risks, uncertainties and other factors, many of which are outside of the Company's control, which could cause actual results to differ materially from the results contemplated by the forward-looking statements. These risks and uncertainties include (a) the potential adverse effects of (i) the global COVID-19 pandemic, including actions taken to contain or treat COVID-19 and (ii) the geopolitical instability due to the ongoing military conflict between Russia and Ukraine, including related sanctions and other penalties imposed by the U.S. and European Union, and the related impact on the Company, the Company's tenants and the global economy and financial markets, and (b) that any potential future acquisition is subject to market conditions and capital availability and may not be completed on favorable terms, or at all, as well as those risk and uncertainties set forth in the Risk Factors section of the Company's Annual Report on Form 10-K for the year ended December 31, 2021 filed on February 24, 2022 and all other filings with the Securities and Exchange Commission (the “SEC”) after that date, as such risks, uncertainties and other important factors may be updated from time to time in the Company's subsequent reports. Further, forward looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise any forward-looking statement to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results, unless required to do so by law.
Accounting Treatment of Rent Deferrals
All of the concessions granted to the Company's tenants as a result of the COVID-19 pandemic are rent deferrals with the original lease term unchanged and collection of deferred rent deemed probable. The Company’s revenue recognition policy requires that it must be probable that the Company will collect virtually all of the lease payments due and does not provide for partial reserves, or the ability to assume partial recovery. In light of the COVID-19 pandemic, the Financial Accounting Standards Board (“FASB”) and SEC agreed that for leases where the total lease cash flows will remain substantially the same or less than those after the COVID-19 related effects, companies may choose to forgo the evaluation of the enforceable rights and obligations of the original lease contract as a practical expedient and account for rent concessions as if they were part of the enforceable rights and obligations of the parties under the existing lease contract. As a result, rental revenue used to calculate Net Income and NAREIT FFO (as defined below) has not been, and the Company does not expect it to be, significantly impacted by deferrals it has entered into. In addition, since the Company currently believes that these deferral amounts are collectable, it has excluded from the increase in straight-line rent for AFFO (as defined below) purposes the amounts recognized under generally accepted accounting principles (“GAAP”) relating to rent deferrals.

Global Net Lease, Inc.
Supplemental Information
Quarter ended September 30, 2022 (Unaudited)
Non-GAAP Financial Measures
This section includes non-GAAP financial measures, including Funds from Operations (“FFO”), Core Funds from Operations (“Core FFO”), Adjusted Funds from Operations (“AFFO”), Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”), Net Operating Income (“NOI”), and Cash Net Operating Income (“Cash NOI”). While NOI is a property-level measure, AFFO is based on total Company performance and therefore reflects the impact of other items not specifically associated with NOI such as, interest expense, general and administrative expenses and operating fees to related parties. Additionally, NOI as defined herein, does not reflect an adjustment for straight-line rent but AFFO does. A description of these non-GAAP measures and reconciliations to the most directly comparable GAAP measure, which is net income, is provided below.
Caution on Use of Non-GAAP Measures
FFO, Core FFO, AFFO, Adjusted EBITDA, NOI, and Cash NOI should not be construed to be more relevant or accurate than the current GAAP methodology in calculating net income or in its applicability in evaluating our operating performance. The method utilized to evaluate the value and performance of real estate under GAAP should be construed as a more relevant measure of operational performance and considered more prominently than the non-GAAP measures.
Other REITs may not define FFO in accordance with the current National Association of Real Estate Investment Trusts (“NAREIT”) definition (as we do), or may interpret the current NAREIT definition differently than we do, or may calculate Core FFO or AFFO differently than we do. Consequently, our presentation of FFO, Core FFO and AFFO may not be comparable to other similarly-titled measures presented by other REITs.
We consider FFO, Core FFO and AFFO useful indicators of our performance. Because FFO, Core FFO and AFFO calculations exclude such factors as depreciation and amortization of real estate assets and gain or loss from sales of operating real estate assets (which can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates), FFO, Core FFO and AFFO presentations facilitate comparisons of operating performance between periods and between other REITs in our peer group.
As a result, we believe that the use of FFO, Core FFO and AFFO, together with the required GAAP presentations, provide a more complete understanding of our operating performance including relative to our peers and a more informed and appropriate basis on which to make decisions involving operating, financing, and investing activities. However, FFO, Core FFO and AFFO are not indicative of cash available to fund ongoing cash needs, including the ability to make cash distributions. Investors are cautioned that FFO, Core FFO and AFFO should only be used to assess the sustainability of our operating performance excluding these activities, as they exclude certain costs that have a negative effect on our operating performance during the periods in which these costs are incurred. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect the proportionate share of adjustments for non-controlling interest to arrive at FFO, Core FFO and AFFO, as applicable.
Funds from Operations, Core Funds from Operations and Adjusted Funds from Operations
Funds From Operations
Due to certain unique operating characteristics of real estate companies, as discussed below, NAREIT, an industry trade group, has promulgated a measure known as FFO, which we believe to be an appropriate supplemental measure to reflect the operating performance of a REIT. FFO is not equivalent to net income or loss as determined under GAAP.
We calculate FFO, a non-GAAP measure, consistent with the standards established over time by the Board of Governors of NAREIT, as restated in a White Paper approved by the Board of Governors of NAREIT effective in December 2018 (the “White Paper”). The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding depreciation and amortization related to real estate, gain and loss from the sale of certain real estate assets, gain and loss from change in control and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO. Our FFO calculation complies with NAREIT’s definition.
The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, and straight-line amortization of intangibles, which implies that the value of a real estate asset diminishes predictably over time. We believe that, because real estate values historically rise and fall with market conditions, including inflation, interest rates, unemployment and consumer spending, presentations of operating results for a REIT using historical accounting for depreciation and certain other items may be less informative. Historical accounting for real estate involves the use of GAAP. Any other method of accounting for real estate such as the fair value method cannot be construed to be any more accurate or relevant than the comparable methodologies of real estate valuation found in GAAP. Nevertheless, we believe that the use of FFO, which excludes the impact of real estate related depreciation and amortization, among other things, provides a

Global Net Lease, Inc.
Supplemental Information
Quarter ended September 30, 2022 (Unaudited)
more complete understanding of our performance to investors and to management, and, when compared year over year, reflects the impact on our operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses, and interest costs, which may not be immediately apparent from net income.
Core Funds From Operations
In calculating Core FFO, we start with FFO, then we exclude certain non-core items such as acquisition, transaction and other costs, as well as certain other costs that are considered to be non-core, such as debt extinguishment costs, fire loss and other costs related to damages at our properties. The purchase of properties, and the corresponding expenses associated with that process, is a key operational feature of our core business plan to generate operational income and cash flows in order to make dividend payments to stockholders. In evaluating investments in real estate, we differentiate the costs to acquire the investment from the subsequent operations of the investment. We also add back non-cash write-offs of deferred financing costs and prepayment penalties incurred with the early extinguishment of debt which are included in net income but are considered financing cash flows when paid in the statement of cash flows. We consider these write-offs and prepayment penalties to be capital transactions and not indicative of operations. By excluding expensed acquisition, transaction and other costs as well as non-core costs, we believe Core FFO provides useful supplemental information that is comparable for each type of real estate investment and is consistent with management’s analysis of the investing and operating performance of our properties.
Adjusted Funds From Operations
In calculating AFFO, we start with Core FFO, then we exclude certain income or expense items from AFFO that we consider more reflective of investing activities, other non-cash income and expense items and the income and expense effects of other activities that are not a fundamental attribute of our business plan. These items include early extinguishment of debt and other items excluded in Core FFO as well as unrealized gain and loss, which may not ultimately be realized, such as gain or loss on derivative instruments, gain or loss on foreign currency transactions, and gain or loss on investments. In addition, by excluding non-cash income and expense items such as amortization of above-market and below-market leases intangibles, amortization of deferred financing costs, straight-line rent and equity-based compensation from AFFO, we believe we provide useful information regarding income and expense items which have a direct impact on our ongoing operating performance. We also exclude revenue attributable to the reimbursement by third parties of financing costs that we originally incurred because these revenues are not, in our view, related to operating performance. We also include the realized gain or loss on foreign currency exchange contracts for AFFO as such items are part of our ongoing operations and affect our current operating performance.
In calculating AFFO, we exclude certain expenses which under GAAP are characterized as operating expenses in determining operating net income. All paid and accrued acquisition, transaction and other costs (including prepayment penalties for debt extinguishments) and certain other expenses negatively impact our operating performance during the period in which expenses are incurred or properties are acquired will also have negative effects on returns to investors, but are not reflective of on-going performance. Further, under GAAP, certain contemplated non-cash fair value and other non-cash adjustments are considered operating non-cash adjustments to net income. In addition, as discussed above, we view gain and loss from fair value adjustments as items which are unrealized and may not ultimately be realized and not reflective of ongoing operations and are therefore typically adjusted for when assessing operating performance. Excluding income and expense items detailed above from our calculation of AFFO provides information consistent with management’s analysis of our operating performance. Additionally, fair value adjustments, which are based on the impact of current market fluctuations and underlying assessments of general market conditions, but can also result from operational factors such as rental and occupancy rates, may not be directly related or attributable to our current operating performance. By excluding such changes that may reflect anticipated and unrealized gain or loss, we believe AFFO provides useful supplemental information. By providing AFFO, we believe we are presenting useful information that can be used to, among other things, assess our performance without the impact of transactions or other items that are not related to our portfolio of properties. AFFO presented by us may not be comparable to AFFO reported by other REITs that define AFFO differently. Furthermore, we believe that in order to facilitate a clear understanding of our operating results, AFFO should be examined in conjunction with net income (loss) calculated in accordance with GAAP and presented in our consolidated financial statements. AFFO should not be considered as an alternative to net income (loss) as an indication of our performance or to cash flows as a measure of our liquidity or ability to make distributions.
Adjusted Earnings before Interest, Taxes, Depreciation and Amortization, Net Operating Income, and Cash Net Operating Income.
We believe that Adjusted EBITDA, which is defined as earnings before interest, taxes, depreciation and amortization adjusted for acquisition, transaction and other costs, other non-cash items and including our pro-rata share from unconsolidated joint ventures, is an appropriate measure of our ability to incur and service debt. We also exclude revenue attributable to the

Global Net Lease, Inc.
Supplemental Information
Quarter ended September 30, 2022 (Unaudited)
reimbursement by third parties of financing costs that we originally incurred because these revenues are not, in our view, related to operating performance. Adjusted EBITDA should not be considered as an alternative to cash flows from operating activities, as a measure of our liquidity or as an alternative to net income as an indicator of our operating activities. Other REITs may calculate Adjusted EBITDA differently and our calculation should not be compared to that of other REITs.
NOI is a non-GAAP financial measure equal to net income (loss), the most directly comparable GAAP financial measure, less discontinued operations, interest, other income and income from preferred equity investments and investment securities, plus corporate general and administrative expense, acquisition, transaction and other costs, depreciation and amortization, other non-cash expenses and interest expense. We use NOI internally as a performance measure and believe NOI provides useful information to investors regarding our financial condition and results of operations because it reflects only those income and expense items that are incurred at the property level. Therefore, we believe NOI is a useful measure for evaluating the operating performance of our real estate assets and to make decisions about resource allocations. Further, we believe NOI is useful to investors as a performance measure because, when compared across periods, NOI reflects the impact on operations from trends in occupancy rates, rental rates, operating costs and acquisition activity on an unlevered basis, providing perspective not immediately apparent from net income. NOI excludes certain components from net income in order to provide results that are more closely related to a property’s results of operations. For example, interest expense is not necessarily linked to the operating performance of a real estate asset and is often incurred at the corporate level as opposed to the property level. In addition, depreciation and amortization, because of historical cost accounting and useful life estimates, may distort operating performance at the property level. NOI presented by us may not be comparable to NOI reported by other REITs that define NOI differently. We believe that in order to facilitate a clear understanding of our operating results, NOI should be examined in conjunction with net income (loss) as presented in our consolidated financial statements. NOI should not be considered as an alternative to net income (loss) as an indication of our performance or to cash flows as a measure of our liquidity.
Cash NOI is a non-GAAP financial measure that is intended to reflect the performance of our properties. We define Cash NOI as net operating income (which is separately defined herein) excluding amortization of above/below market lease intangibles and straight-line adjustments that are included in GAAP lease revenues. We believe that Cash NOI is a helpful measure that both investors and management can use to evaluate the current financial performance of our properties and it allows for comparison of our operating performance between periods and to other REITs. Cash NOI should not be considered as an alternative to net income, as an indication of our financial performance, or to cash flows as a measure of liquidity or our ability to fund all needs. The method by which we calculate and present Cash NOI may not be directly comparable to the way other REITs calculate and present Cash NOI.
Cash Paid for Interest is calculated based on the interest expense less non-cash portion of interest expense and amortization of mortgage (discount) premium, net. Management believes that Cash Paid for Interest provides useful information to investors to assess our overall solvency and financial flexibility. Cash Paid for Interest should not be considered as an alternative to interest expense as determined in accordance with GAAP or any other GAAP financial measures and should only be considered together with and as a supplement to our financial information prepared in accordance with GAAP.

Global Net Lease, Inc.
Supplemental Information
Quarter ended September 30, 2022 (Unaudited)
Key Metrics
As of and for the three months ended September 30, 2022
Amounts in thousands, except per share data, ratios and percentages

Financial Results
Revenue from tenants	$92,599
Revenue from tenants (quarter-over-quarter constant currency adjusted) [1]	$93,807
Revenue from tenants (year-over-year constant currency adjusted) [1]	$97,531
Net income attributable to common stockholders	$9,739
Basic and diluted net loss per share attributable to common stockholders [2]	$0.09
Cash NOI [1]	$82,871
Adjusted EBITDA [1]	$70,686
AFFO attributable to common stockholders [1]	$41,312
Dividends per share - first quarter [3]	$0.40
Dividend yield - annualized, based on quarter end share price	15.0%

Balance Sheet and Capitalization
Equity market capitalization - based on quarter end share price of $10.65 for common shares, $21.58 for Series A preferred shares and $22.20 for Series B preferred shares	$1,360,120
Net debt [4] [5]	2,248,942
Enterprise value	$3,609,062

Total capitalization	$3,737,076

Total consolidated debt [5]	$2,376,956
Total assets	$3,965,568
Liquidity [6]	$206,914

Common shares outstanding as of September 30, 2022 (thousands)	104,144
Common share price, end of quarter	$10.65

Net debt to enterprise value	62.3%
Net debt to annualized adjusted EBITDA [7]	8.0	x

Weighted-average interest rate cost [8]	3.5%
Weighted-average debt maturity (years) [9]	4.2
Interest Coverage Ratio [10]	3.3	x

Real Estate Portfolio
Number of properties	310
Number of tenants	141

Square footage (millions)	39.5
Leased	98.6%
Weighted-average remaining lease term (years) [11]	8.1
Footnotes:
[1]  This Non-GAAP metric is reconciled below.
[2]  Adjusted for net income attributable to common stockholders for common share equivalents.
[3]  Represents quarterly dividend per share rate based off the annualized dividend rate of $1.60.
[4]  Represents total debt outstanding of $2.4 billion, less cash and cash equivalents of $128.0 million.
[5]  Excludes the effect of mortgage discounts and deferred financing costs, net.
[6]  Liquidity includes $78.9 million of availability under the credit facility and $128.0 million of cash and cash equivalents as of September 30, 2022.
[7]  Annualized adjusted EBITDA annualized based on Adjusted EBITDA for the quarter ended September 30, 2022 multiplied by four.
[8] The weighted average interest rate cost is based on the outstanding principal balance of the debt.
[9]  The weighted average debt maturity is based on the outstanding principal balance of the debt.

Global Net Lease, Inc.
Supplemental Information
Quarter ended September 30, 2022 (Unaudited)
[10] The interest coverage ratio is calculated by dividing adjusted EBITDA for the applicable quarter by cash paid for interest (calculated based on the interest expense less non-cash portion of interest expense and amortization of mortgage (discount) premium, net). Management believes that Interest Coverage Ratio is a useful supplemental measure of our ability to service our debt obligations. Adjusted EBITDA and cash paid for interest are Non-GAAP metrics and are reconciled below.
[11] The weighted-average remaining lease term (years) is based on square feet.

Global Net Lease, Inc.
Supplemental Information
Quarter ended September 30, 2022

Consolidated Balance Sheets
Amounts in thousands

	September 30, 2022	December 31, 2021
	(Unaudited)
ASSETS
Real estate investments, at cost:
Land	$480,991	$511,579
Buildings, fixtures and improvements	3,195,358	3,424,431
Construction in progress	16,601	6,975
Acquired intangible lease assets	670,337	748,363
Total real estate investments, at cost	4,363,287	4,691,348
Less accumulated depreciation and amortization	(828,682)	(810,686)
Total real estate investments, net	3,534,605	3,880,662
Assets held for sale	45,125	—
Cash and cash equivalents	128,014	89,668
Restricted cash	6,634	3,643
Derivative assets, at fair value	48,611	4,260
Unbilled straight-line rent	68,615	74,221
Operating lease right-of-use asset	45,493	52,851
Prepaid expenses and other assets	52,848	49,178
Due from related parties	244	—
Deferred tax assets	1,363	1,488
Goodwill and other intangible assets, net	20,355	22,060
Deferred financing costs, net	13,661	4,925
Total Assets	$3,965,568	$4,182,956

LIABILITIES AND EQUITY
Mortgage notes payable, net	$1,258,179	$1,430,915
Revolving credit facility	605,109	225,566
Term loan, net	—	278,554
Senior notes, net	492,773	491,735
Acquired intangible lease liabilities, net	24,759	29,345
Derivative liabilities, at fair value	—	4,259
Due to related parties	76	893
Accounts payable and accrued expenses	27,558	25,887
Operating lease liability	20,255	22,771
Prepaid rent	40,502	32,756
Deferred tax liability	6,423	8,254
Taxes payable	190	—
Dividends payable	5,170	5,386
Total Liabilities	2,480,994	2,556,321
Commitments and contingencies	—	—
Stockholders’ Equity:
7.25% Series A cumulative redeemable preferred stock	68	68
6.875% Series B cumulative redeemable perpetual preferred stock	47	45
Common stock	2,371	2,369
Additional paid-in capital	2,682,600	2,675,154
Accumulated other comprehensive (loss) income	(24,899)	15,546
Accumulated deficit	(1,188,266)	(1,072,462)
Total Stockholders’ Equity	1,471,921	1,620,720
Non-controlling interest	12,653	5,915
Total Equity	1,484,574	1,626,635
Total Liabilities and Equity	$3,965,568	$4,182,956

Global Net Lease, Inc.
Supplemental Information
Quarter ended September 30, 2022 (Unaudited)
Consolidated Statements of Operations
Amounts in thousands, except per share data

	Three Months Ended
	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021
Revenue from tenants	$92,599	$95,177	$97,133	$106,516

Expenses:
Property operating	7,765	7,798	7,460	10,962
Operating fees to related parties	10,088	10,081	10,076	10,050
Impairment charges	796	16,031	230	9,619
Acquisition, transaction and other costs	103	133	8	42
General and administrative	4,060	3,675	3,894	4,991
Equity-based compensation	3,132	3,358	2,727	2,727
Depreciation and amortization	37,791	39,359	39,889	42,025
Total expenses	63,735	80,435	64,284	80,416
Operating income before loss on dispositions of real estate investments	28,864	14,742	32,849	26,100
Gain on dispositions of real estate investments	143	62	—	296
Operating income	29,007	14,804	32,849	26,396
Other income (expense):
Interest expense	(24,207)	(23,449)	(24,123)	(24,101)
Loss on extinguishment of debt	(41)	(342)	—	—
Gain on derivative instruments	13,121	7,798	4,615	941
Unrealized income on undesignated foreign currency advances and other hedge ineffectiveness	—	2,439	—	—
Other income	10	549	295	180
Total other expense, net	(11,117)	(13,005)	(19,213)	(22,980)
Net income before income taxes	17,890	1,799	13,636	3,416
Income tax expense	(3,052)	(2,515)	(3,095)	(6,212)
Net income (loss)	14,838	(716)	10,541	(2,796)
Preferred stock dividends	(5,099)	(5,131)	(5,058)	(5,016)
Net income (loss) attributable to common stockholders	$9,739	$(5,847)	$5,483	$(7,812)

Basic and Diluted Earnings (Loss) Per Share:
Net income (loss) per share attributable to common stockholders — Basic and Diluted	$0.09	$(0.06)	$0.05	$(0.08)

Weighted average shares outstanding — Basic and Diluted	103,715	103,649	103,596	103,581

Global Net Lease, Inc.
Supplemental Information
Quarter ended September 30, 2022 (Unaudited)
Non-GAAP Measures
Amounts in thousands, except per share data

	Three Months Ended
	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021
EBITDA:
Net income (loss)	$14,838	$(716)	$10,541	$(2,796)
Depreciation and amortization	37,791	39,359	39,889	42,025
Interest expense	24,207	23,449	24,123	24,101
Income tax expense	3,052	2,515	3,095	6,212
EBITDA [1]	79,888	64,607	77,648	69,542
Impairment charges	796	16,031	230	9,619
Equity-based compensation	3,132	3,358	2,727	2,727
Acquisition, transaction and other costs	103	133	8	42
Gain on dispositions of real estate investments	(143)	(62)	—	(296)
Gain on derivative instruments	(13,121)	(7,798)	(4,615)	(941)
Unrealized income on undesignated foreign currency advances and other hedge ineffectiveness	—	(2,439)	—	—
Loss on extinguishment of debt	41	342	—	—
Other income	(10)	(549)	(295)	(180)
Adjusted EBITDA [1]	70,686	73,623	75,703	80,513
Operating fees to related parties	10,088	10,081	10,076	10,050
General and administrative	4,060	3,675	3,894	4,991
NOI [1]	84,834	87,379	89,673	95,554
Amortization related to above and below-market lease intangibles and right-of-use assets, net	351	273	330	(56)
Straight-line rent	(2,314)	(2,342)	(2,853)	(1,663)
Cash NOI [1]	$82,871	$85,310	$87,150	$93,835

Cash Paid for Interest:
Interest Expense	$24,207	$23,449	$24,123	$24,101
Non-cash portion of interest expense	(2,322)	(2,336)	(2,596)	(2,614)
Amortization of mortgage discounts	(225)	(238)	(251)	(258)
Total cash paid for interest	$21,660	$20,875	$21,276	$21,229
Footnote:
[1] For the three months ended March 31, 2022 and December 31, 2021, includes income from a lease termination fee of $0.3 million and $6.5 million, respectively, which is recorded in revenue from tenants in the consolidated statements of operations.

Global Net Lease, Inc.
Supplemental Information
Quarter ended September 30, 2022 (Unaudited)
Non-GAAP Measures
Amounts in thousands, except per share data

	Three Months Ended
	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021
Funds from operations (FFO):
Net income (loss) attributable to common stockholders (in accordance with GAAP)	$9,739	$(5,847)	$5,483	$(7,812)
Impairment charges	796	16,031	230	9,619
Depreciation and amortization	37,791	39,359	39,889	42,025
Gain on dispositions of real estate investments	(143)	(62)	—	(296)
FFO (as defined by NAREIT) attributable to common stockholders [1]	48,183	49,481	45,602	43,536
Acquisition, transaction and other costs	103	133	8	42
Loss on extinguishment of debt	41	342	—	—
Core FFO attributable to common stockholders [1]	48,327	49,956	45,610	43,578
Non-cash equity-based compensation	3,132	3,358	2,727	2,727
Non-cash portion of interest expense	2,322	2,336	2,596	2,614
Amortization related to above and below-market lease intangibles and right-of-use assets, net	351	273	330	(56)
Straight-line rent	(2,314)	(2,342)	(2,853)	(1,663)
Straight-line rent (rent deferral agreements) [2]	—	(39)	(120)	(273)
Unrealized income on undesignated foreign currency advances and other hedge ineffectiveness	1	(2,440)	—	—
Eliminate unrealized gains on foreign currency transactions [3]	(10,732)	(6,321)	(4,210)	(1,201)
Amortization of mortgage discounts	225	238	251	258
Adjusted funds from operations (AFFO) attributable to common stockholders [1]	$41,312	$45,019	$44,331	$45,984

Weighted average common shares outstanding — Basic and Diluted	103,715	103,649	103,596	103,581
Net income (loss) per share attributable to common shareholders	$0.09	$(0.06)	$0.05	$(0.08)
FFO per diluted common share	$0.46	$0.48	$0.44	$0.42
Core FFO per diluted common share	$0.47	$0.48	$0.44	$0.42
AFFO per diluted common share	$0.40	$0.43	$0.43	$0.44
Dividends declared to common stockholders	$41,707	$41,606	$41,566	$41,564
Footnotes:
[1] FFO, Core FFO and AFFO for the three months ended March 31, 2022 and December 31, 2021 include income from a lease termination fee of $0.3 million and $6.5 million, respectively, which is recorded in revenue from tenants in the consolidated statements of operations. While such termination payments occur infrequently, they represent cash income for accounting and tax purposes and as such management believes they should be included in FFO, Core FFO and AFFO. The termination fee of approximately $9.0 million which was paid by the tenant at the end of the lease term on January 4, 2022 was earned and recorded as income evenly over the period from September 3, 2021 through January 4, 2022.
[2] Represents amounts related to deferred rent pursuant to lease negotiations which qualify for FASB relief for which rent was deferred but not reduced. These amounts are included in the straight-line rent receivable on our balance sheet but are considered to be earned revenue attributed to the current period for rent that was deferred, for purposes of AFFO, as they are expected to be collected. Accordingly, when the deferred amounts are collected, the amounts reduce AFFO.
[3] For AFFO purposes, we add back unrealized (gain) loss. For the three months ended September 30, 2022, the gain on derivative instruments was $13.1 million which consisted of unrealized gains of $10.7 million and realized gains of $2.4 million. For the three months ended June 30, 2022, the gain on derivative instruments was $7.8 million which consisted of unrealized gains of $6.3 million and realized gains of $1.5 million. For the three months ended March 31, 2022, the gain on derivative instruments was $4.6 million which consisted of unrealized gains of $4.2 million and realized gains of $0.4 million. For the three months ended December 31, 2021, the gain on derivative instruments was $0.9 million, which consisted of unrealized gains of $1.2 million and realized losses of $0.3 million.

Global Net Lease, Inc.
Supplemental Information
Quarter ended September 30, 2022 (Unaudited)
Non-GAAP Measures
Amounts in thousands

Third Quarter 2022 Revenue from tenants	$92,599
Foreign currency translation impact (using Q2 2022 foreign currency exchange rates)	1,208
Foreign currency translation impact (using Q3 2021 foreign currency exchange rates)	4,932

Revenue from tenants (quarter-over-quarter constant currency adjusted)	$93,807
Revenue from tenants (year-over-year constant currency adjusted)	$97,531

Footnote:

Constant currency results exclude any benefit or loss caused by foreign exchange fluctuations between foreign currencies and the United States dollar which would not have occurred if there had been a constant exchange rate. Revenue from tenants on a Constant Currency basis is calculated by applying the average monthly currency rates from the prior comparable period to Revenues from tenants from the applicable period.

Global Net Lease, Inc.
Supplemental Information
Quarter ended September 30, 2022 (Unaudited)
Debt Overview
As of September 30, 2022

Year of Maturity	Number of Encumbered Properties [1]	Weighted-Average Debt Maturity (Years) [1]	Weighted-Average Interest Rate [2]	Total Outstanding Balance [3] (In thousands)	Percent
Non-Recourse Debt
2022 (remainder)	—	—	—%	$4,176
2023	46	0.8	2.7%	231,213
2024	11	1.6	3.2%	302,542
2025	7	2.6	2.5%	68,586
2026	—	—	—%	—
2027	10	5.1	4.4%	162,580
Thereafter	44	6.5	4.3%	502,750
Total Non-Recourse Debt	118	3.9	3.6%	1,271,847	54%

Recourse Debt
Revolving Credit Facility		4.0	3.0%	605,109
Senior Notes		5.2	3.8%	500,000
Total Recourse Debt		4.6	3.3%	1,105,109	46%

Total Debt		4.2	3.5%	$2,376,956	100%

Total Debt by Currency				Percent
USD				60%
EUR				24%
GBP				15%
CAD				1%
Total				100%

Footnotes:

[1] For non-recourse debt, amounts are shown within the year that the loan fully matures.

[2] As of September 30, 2022, the Company’s total combined debt was 74.8% fixed rate or swapped to a fixed rate and 25.2% floating rate.

[3] Excludes the effect of mortgage discounts and deferred financing costs, net. Current balances as of September 30, 2022 are shown in the year the debt matures.

Global Net Lease, Inc.
Supplemental Information
Quarter ended September 30, 2022 (Unaudited)
Future Minimum Lease Rents
As of September 30, 2022
Amounts in thousands

Future Minimum Base Rent Payments [1]
2022 (remainder)	$82,551
2023	327,741
2024	301,775
2025	271,767
2026	250,272
2027	230,537
Thereafter	1,140,670
Total	$2,605,313
Footnotes:
[1] Base rent assumes exchange rates of £1.00 to $1.11 for GBP, €1.00 to $0.98 for EUR and C$1.00 to $0.73 as of September 30, 2022 for illustrative purposes, as applicable.

Global Net Lease, Inc.
Supplemental Information
Quarter ended September 30, 2022 (Unaudited)
Top Ten Tenants
As of September 30, 2022
Amounts in thousands, except percentages

Tenant / Lease Guarantor	Property Type	Tenant Industry	Annualized SL Rent [1]	SL Rent Percent
The McLaren Group	Industrial	Auto Manufacturing	$16,958	5%
FedEx	Distribution	Freight	14,108	4%
Whirlpool	Industrial/Distribution	Consumer Goods	13,215	4%
Government Services Administration (GSA)	Office	Government	11,207	3%
FCA USA	Industrial/Distribution	Auto Manufacturing	10,147	3%
Foster Wheeler	Office	Engineering	9,459	3%
Broadridge Finanical Solutions	Industrial	Financial Services	9,332	3%
ING Bank	Office	Financial Services	8,851	3%
Penske	Distribution	Logistics	8,500	3%
Contractors Steel	Industrial	Metal Processing	7,958	2%
Subtotal			109,735	33%

Remaining portfolio			224,708	67%

Total Portfolio			$334,443	100%

Footnotes:

[1] SL Rent (Straight-line rent) is on an annualized basis and assumes exchange rates of £1.00 to $1.11 for GBP, €1.00 to $0.98 for EUR and C$1.00 to $0.73 as of September 30, 2022 for illustrative purposes, as applicable.

Global Net Lease, Inc.
Supplemental Information
Quarter ended September 30, 2022 (Unaudited)
Diversification by Property Type
As of September 30, 2022
Amounts in thousands, except percentages

	Total Portfolio				Unencumbered Portfolio [2]
Property Type	Annualized SL Rent [1]	SL Rent Percent	Square Feet	Sq. ft. Percent	Annualized SL Rent [1]	SL Rent Percent	Square Feet	Sq. ft. Percent
Office	$137,607	41%	8,831	22%	$45,947	29%	2,736	13%
Industrial	124,055	37%	17,972	46%	79,851	52%	12,367	61%
Distribution	62,957	19%	11,430	29%	28,681	18%	5,053	25%
Retail	9,824	3%	1,259	3%	1,851	1%	200	1%
Total	$334,443	100%	39,492	100%	$156,330	100%	20,356	100%

Footnotes:

[1] SL Rent (Straight-line rent) is on an annualized basis and assumes exchange rates of £1.00 to $1.11 for GBP, €1.00 to $0.98 for EUR and
C$1.00 to $0.73 as of September 30, 2022 for illustrative purposes, as applicable.

[2] Includes properties on the credit facility borrowing base.

Global Net Lease, Inc.
Supplemental Information
Quarter ended September 30, 2022 (Unaudited)
Diversification by Tenant Industry
As of September 30, 2022
Amounts in thousands, except percentages

	Total Portfolio				Unencumbered Portfolio [3]
Industry Type	Annualized SL Rent [1]	SL Rent Percent	Square Feet	Sq. ft. Percent	Annualized SL Rent [1]	SL Rent Percent	Square Feet	Sq. ft. Percent
Auto Manufacturing	$39,180	12%	4,237	11%	$16,622	11%	2,099	10%
Financial Services	37,714	11%	3,285	8%	14,312	9%	1,279	6%
Consumer Goods	20,263	6%	4,544	12%	17,676	11%	3,700	18%
Healthcare	19,653	6%	1,000	3%	8,059	5%	576	3%
Technology	16,204	5%	987	2%	3,428	2%	246	1%
Freight	15,047	4%	1,494	4%	6,897	4%	774	4%
Government	14,353	4%	536	1%	11,623	7%	424	2%
Metal Processing	14,331	4%	2,472	6%	10,906	7%	1,852	9%
Aerospace	13,860	4%	1,416	4%	3,390	2%	293	1%
Logistics	13,775	4%	2,269	6%	1,132	1%	170	1%
Telecommunications	12,725	4%	865	2%	—	—%	—	—%
Energy	11,446	3%	964	2%	10,179	7%	817	4%
Pharmaceuticals	10,809	3%	476	1%	1,020	1%	86	—%
Metal Fabrication	10,726	3%	1,524	4%	5,957	4%	812	4%
Engineering	9,459	3%	366	1%	—	—%	—	—%
Automotive Parts Supplier	9,365	3%	964	2%	7,239	5%	643	3%
Discount Retail	6,897	2%	1,001	3%	1,851	1%	200	1%
Home Furnishings	5,977	2%	2,456	6%	5,977	4%	2,456	12%
Building Products	5,657	2%	760	2%	5,657	4%	760	4%
Retail Food Distribution	4,390	1%	1,128	3%	825	1%	170	1%
Food Manufacturing	3,979	1%	598	2%	3,979	3%	598	3%
Publishing	3,746	1%	873	2%	—	—%	—	—%
Specialty Retail	3,522	1%	486	1%	2,089	1%	206	1%
Other [2]	31,365	11%	4,791	12%	17,512	10%	2,195	12%
Total	$334,443	100%	39,492	100%	$156,330	100%	20,356	100%

Footnotes:

[1] SL Rent (Straight-line rent) is on an annualized basis and assumes exchange rates of £1.00 to $1.11 for GBP, €1.00 to $0.98 for EUR and
C$1.00 to $0.73 as of September 30, 2022 for illustrative purposes, as applicable.

[2] Other includes 28 industry types as of September 30, 2022.

[3] Includes properties on the credit facility borrowing base.

Global Net Lease, Inc.
Supplemental Information
Quarter ended September 30, 2022 (Unaudited)
Diversification by Geography
As of September 30, 2022
Amounts in thousands, except percentages

	Total Portfolio				Unencumbered Portfolio [2]
Region	Annualized SL Rent [1]	SL Rent Percent	Square Feet	Sq. ft. Percent	Annualized SL Rent [1]	SL Rent Percent	Square Feet	Sq. ft. Percent
United States	$218,051	65.2%	28,001	71%	$139,964	89.2%	19,089	93.9%
Michigan	53,100	15.9%	6,263	16.0%	35,065	22.4%	4,124	20.4%
Texas	24,336	7.3%	1,887	4.8%	13,795	8.8%	1,153	5.7%
Ohio	19,715	5.9%	4,405	11.2%	15,577	9.8%	3,366	16.5%
California	14,006	4.2%	1,226	3.1%	7,699	4.9%	838	4.1%
New Jersey	8,327	2.5%	349	0.9%	—	—%	—	—%
North Carolina	8,273	2.5%	2,657	6.7%	7,528	4.8%	2,628	12.9%
Tennessee	8,213	2.5%	1,125	2.9%	6,480	4.1%	662	3.3%
Indiana	7,031	2.1%	1,556	3.9%	3,562	2.3%	700	3.4%
Missouri	6,790	2.0%	656	1.7%	4,820	3.1%	566	2.8%
Illinois	6,337	1.9%	1,138	2.9%	5,761	3.7%	1,062	5.2%
Alabama	5,606	1.7%	257	0.7%	320	0.2%	58	0.3%
New York	5,391	1.6%	760	1.9%	1,747	1.1%	145	0.7%
South Carolina	5,104	1.5%	801	2.0%	5,104	3.3%	801	3.9%
Pennsylvania	4,240	1.3%	459	1.2%	1,931	1.2%	122	0.6%
Kentucky	4,223	1.3%	523	1.3%	3,314	2.1%	446	2.2%
Arkansas	2,973	0.9%	90	0.2%	2,973	1.9%	90	0.4%
Massachusetts	2,822	0.8%	250	0.6%	2,822	1.8%	250	1.2%
Minnesota	2,789	0.8%	266	0.7%	1,286	0.8%	219	1.1%
Connecticut	2,742	0.8%	305	0.8%	2,742	1.8%	305	1.5%
Colorado	2,694	0.8%	87	0.2%	2,694	1.7%	87	0.4%
Kansas	2,118	0.6%	292	0.7%	1,922	1.2%	277	1.4%
New Hampshire	2,076	0.6%	339	0.9%	1,676	1.1%	256	1.3%
Maine	1,949	0.6%	50	0.1%	1,949	1.2%	50	0.2%
Florida	1,878	0.6%	179	0.5%	1,878	1.2%	179	0.9%
Mississippi	1,580	0.5%	314	0.8%	283	0.2%	14	0.1%
Georgia	1,557	0.5%	492	1.2%	—	—%	—	—%
Vermont	1,236	0.4%	213	0.5%	—	—%	—	—%
Nebraska	1,150	0.3%	101	0.3%	278	0.2%	27	0.1%
Iowa	1,117	0.3%	236	0.6%	1,117	0.7%	236	1.2%
Louisiana	1,111	0.3%	112	0.3%	434	0.3%	36	0.2%
South Dakota	1,110	0.3%	54	0.1%	1,110	0.7%	54	0.3%
West Virginia	980	0.3%	104	0.3%	—	—%	—	—%
North Dakota	884	0.3%	47	0.1%	884	0.6%	47	0.2%
Oklahoma	699	0.2%	79	0.2%	699	0.4%	79	0.4%
Maryland	690	0.2%	120	0.3%	690	0.4%	120	0.6%
New Mexico	556	0.2%	46	0.1%	556	0.4%	46	0.2%
Wyoming	498	0.2%	37	0.1%	—	—%	—	—%
Montana	441	0.1%	58	0.2%	—	—%	—	—%
Idaho	441	0.1%	22	0.1%	—	—%	—	—%
Delaware	374	0.1%	10	—%	374	0.2%	10	—%
Nevada	344	0.1%	14	—%	344	0.2%	14	0.1%
Utah	315	0.1%	12	—%	315	0.2%	12	0.1%
Virginia	235	0.1%	10	—%	235	0.2%	10	—%
United Kingdom	53,273	16.0%	4,913	12.3%	2,148	1.4%	161	0.6%
The Netherlands	14,290	4.3%	1,007	2.6%	3,296	2.1%	364	1.8%
Finland	12,354	3.7%	1,457	3.7%	—	—%	—	—%
France	12,147	3.6%	1,663	4.2%	335	0.2%	32	0.2%
Germany	9,098	2.7%	1,584	4.0%	—	—%	—	—%
Channel Islands	4,980	1.5%	114	0.3%	4,980	3.2%	114	0.6%
Luxembourg	4,643	1.4%	156	0.4%	—	—%	—	—%
Canada	3,021	0.9%	372	0.9%	3,021	1.9%	372	1.8%
Italy	2,240	0.7%	196	0.5%	2,240	1.4%	196	1%
Spain	346	—%	29	0.1%	346	0.2%	28	0.1%
Total	$334,443	100%	39,492	100%	$156,330	100%	20,356	100%
Footnotes:
[1] SL Rent (Straight-line rent) is on an annualized basis and assumes exchange rates of £1.00 to $1.11 for GBP, €1.00 to $0.98 for EUR and
C$1.00 to $0.73 as of September 30, 2022 for illustrative purposes, as applicable.
[2] Includes properties on the credit facility borrowing base.

Global Net Lease, Inc.
Supplemental Information
Quarter ended September 30, 2022 (Unaudited)
Lease Expirations
As of September 30, 2022

Year of Expiration	Number of Leases Expiring	Annualized SL Rent [1]	Annualized SL Rent Percent	Leased Rentable Square Feet	Percent of Rentable Square Feet Expiring
		(In thousands)		(In thousands)
2022 (Remaining)	3	$2,028	0.6%	275	0.7%
2023	22	16,042	4.8%	1,301	3.3%
2024	33	40,413	12.1%	4,235	10.7%
2025	20	23,351	7.0%	2,829	7.2%
2026	17	20,304	6.1%	1,581	4.0%
2027	24	18,792	5.6%	1,567	4.0%
2028	41	32,547	9.7%	4,486	11.4%
2029	24	33,028	9.9%	4,141	10.5%
2030	20	23,797	7.1%	2,040	5.2%
2031	15	25,745	7.7%	3,971	10.1%
2032	31	25,077	7.5%	2,316	5.9%
2033	8	16,318	4.9%	1,551	3.9%
2034	1	922	0.3%	228	0.6%
2035	5	5,133	1.5%	750	1.9%
2036	9	5,491	1.6%	716	1.8%
Thereafter (>2036)	33	45,455	13.6%	6,970	18.8%
Total	306	$334,443	100%	38,957	100%

[1] Annualized rental income converted from local currency into USD as of September 30, 2022 for the in-place lease in the property on a straight-line basis, which includes tenant concessions such as free rent, as applicable.

Straight-Line Rent by Year of Lease Expiration as a Percentage of Total Straight-Line Rent
15%
10%
5%
0%
Percentage
2022
2023
2024
2025
2026
2027
2028
2029
2030
2031
2032
2033
2034
2035
2036
Therafter (>2036)
Year